EXHIBIT 10.17



October 2, 1997


James Iuliano
c/o Molecular Devices Corporation
1311 Orleans Drive
Sunnyvale, CA  94089

Dear Jim:

On behalf of the Board of Directors, I wish to express our disappointment over your decision to resign. We understand, however, your desire to be close to your family. Accordingly, this letter sets forth the substance of the separation agreement (the "Agreement") that Molecular Devices Corporation (the "Company") is offering to you to aid in your employment transition.

         1. Resignation. Your last day of work as an employee and officer of the Company will be October 13, 1997 (the "Separation Date"). In addition, you have agreed to provide transition support through October 31, 1997 to Andre Marion, the Company's interim Chief Executive Officer, at the level of several hours per week.

         2. Accrued Salary and Paid Time Off. On the Separation Date, the Company will pay you all accrued salary, and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to these payments regardless of whether or not you sign this Agreement.

         3. Severance Benefits. In recognition of your leadership to date and your extraordinary efforts over the last few months, the Company will make severance payments to you in the form of continuation of your base salary in effect on the Separation Date through March 31, 1998. These payments will be made on the Company's ordinary payroll dates, and will be subject to standard payroll deductions and withholdings.

         4. Health Insurance. To the extent permitted by the federal COBRA law and by the Company's current group health insurance policies, you will be eligible to continue your health insurance benefits at your own expense. Later, you may be able to convert to an individual policy. You will be provided with a separate notice of your COBRA rights. If you elect continued coverage under COBRA, the Company, as part of this Agreement, will pay your COBRA premiums through March 31, 1998, and will provide additional compensation, if necessary, to avoid any tax consequences from the payment of these premiums. If you become eligible for other health insurance benefits at the expense of a new employer, however, the Company's obligation to make these payments will cease upon the date of coverage by the new employer. Prior to March 31, 1998, you agree to notify a duly authorized officer of the Company, in writing, immediately upon your acceptance of any employment that provides health insurance benefits.

         5. Stock Options. The Company and you each acknowledge that, pursuant to the terms of your outstanding stock options (the "Options"), the Options will cease vesting and terminate in accordance with their terms on November 1, 1997.

         6. Bonus. You will be eligible to receive a bonus for 1997 of $60,000 (the "Bonus") in accordance with the Company's Executive Compensation Plan (the "Plan"), attached as Exhibit C, provided that any one of the following 3 conditions is met: (a) the Company meets its 1997 financial goal of $0.52 per share before extraordinary items, including, but not limited to the expenses related to the Company's search and hiring of a new Chief Executive Officer; (b) the Board of Directors (the "Board") approves any bonus under the Plan; or (c) the Board approves your Bonus. The Bonus, if any, will be paid in accordance with the Company's normal business practice.

         7. Indemnification. The Company acknowledges that its indemnification obligations, if any, will continue after the Separation Date in accordance with the terms of any applicable directors and officers indemnity agreement.

         8. Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after the Separation Date.

         9. Expense Reimbursements. You agree that, within 10 days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

         10. Return of Company Property. By the Separation Date, you agree to return the following to the Company: (a) all confidential Company information (and all copies thereof), including, but not limited to, confidential Company documents, files, notes, drawings, records, business plans and forecasts, financial information, specifications, and computer-recorded information; (b) all nondocumentary Company property that you have in your possession, including, but not limited to, tangible property (including, but not limited to, computers), credit cards, entry cards, and identification badges and keys; and,
(c) any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). Notwithstanding the above, the Company agrees to give you its IBM ThinkPad currently in your possession, provided that you return all computer-recorded confidential Company information contained in the ThinkPad by the Separation Date.

         11. Proprietary Information Obligations. Both during and after your employment, you acknowledge your continuing obligations under your Proprietary Information and Inventions Agreement not to use or disclose any confidential or proprietary information of the Company without prior written authorization from a duly authorized representative of the Company. A copy of your Proprietary Information and Inventions Agreement is attached hereto as Exhibit B.

         12. Confidentiality. Until such time as the Company is required to publicly file this Agreement, the provisions of this Agreement will be held in strictest confidence by you and the Company and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular, and without limitation, you agree not to discuss this Agreement with present or former Company employees or other personnel. Notwithstanding the above, this paragraph 12 will no longer apply after December 1, 1997.

         13. Release. In exchange for the payments and other consideration under this Agreement to which you would not otherwise be entitled, you agree to execute the Employee Agreement and Release attached hereto as Exhibit A.

         14. Miscellaneous. This Agreement, including Exhibits A, B and C, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. This Agreement is deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

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


If this Agreement is acceptable to you, please sign below and on the attached Employee Agreement and Release, which is part of this Agreement, and return the originals of both to me.

I wish you luck in your future endeavors.

Sincerely,

MOLECULAR DEVICES CORPORATION



By:               J. Allan Waitz//
   --------------------------------------------
         J. Allan Waitz
         Chairman of the Compensation Committee


Exhibit A - Employee Agreement and Release
Exhibit B - Proprietary Information and Inventions Agreement
Exhibit C - Executive Compensation Plan

AGREED:


         James P. Iuliano//
-----------------------------------------------
James Iuliano

                                    EXHIBIT A

         Except as otherwise set forth in this Agreement, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

         In giving this release, which includes claims that may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code, which reads as follows: " A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the company.

                                                     By:  James P. Iuliano//

                                               Date: 04 October 1997

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


                                    EXHIBIT B
                EMPLOYEE CONFIDENTIALITY AND INVENTIONS AGREEMENT


MOLECULAR DEVICES CORPORATION                                     June 28, 1990
1311 Orleans Drive
Sunnyvale, California  94089

Gentlemen:

         The following confirms an agreement between me and MOLECULAR DEVICES CORPORATION, a California corporation (the "Company"), which is a material part of the consideration for my employment by the Company.

         1. I recognize:

                  (a) that the Company is engaged in a continuous program of research, development and production respecting its business, present and future, including fields generally related to its business, and

                  (b) that the Company possesses and will continue to possess information that has been created, discovered, developed or otherwise becomes known to the Company (including, without limitation, information created by, discovered or developed by, or made known to me during the period of or arising out of my employment by the Company) and/or which property rights have been assigned or otherwise conveyed to the Company which information and commercial value in the business in which the Company is engaged. With respect to some of such information, the Company is under an express obligation of confidentiality to third parties. All of the aforementioned information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, formulas, circuit designs, improvements, inventions, techniques, marketing plans, strategies, forecasts, computer programs and copyrightable materials and customer lists.

         2. I understand that:

                  (a) As part of my employment I will be exposed to Proprietary Information and may make new contributions and inventions of value to the Company; and

                  (b) My employment creates a relationship of confidence and trust between me and the Company with respect to any information which is not generally available to the public or in the public domain and which is either:

                           (i)  applicable to the business of the Company; or

                           (ii  applicable  to the  business  of any  client  or
customer of the Company or third party with which the Company has a business relationship, which may be

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

known to me by the Company or by any such client, customer or third party, or learned by me during the period of my employment.

         3.  In   consideration   of  my  employment  by  the  Company  and  the
compensation received by me from the Company, I hereby agree as follows:

                  (a) All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information or anything relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties to the Company.

                  (b) All documents, records, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to me by the Company or produced by myself or others in connection with my employment shall be and remain the sole property of the Company and shall be returned to it immediately as and when requested by the Company. Even if the Company does not so request, I shall return and deliver all such property upon termination of my employment by me or by the Company for any reason and I will not take with me any such property or any reproduction of such property upon such termination.

                  (c) I will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, formulas, ideas, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the term of my employment (all such improvements, inventions, formulas, ideas, processes, techniques, know-how and data shall hereinafter collectively be called "Inventions").

                  (d) I agree that all Inventions which I develop, or have developed, in whole or in part, either alone or jointly with others, during the period of my employment by the Company;

                           (i) for and during the  development of which I use or
used any equipment, supplies, facilities or trade secret information of the Company; or

                           (ii) which results from work  performed by me for the
Company shall be the sole property of the Company and its successors and assigns, and the Company and its successors and assigns shall be the sole owner of all patents, copyrights and other rights in connection with such Inventions. I hereby assign to the Company any rights I may have or acquire in such Inventions.

                  (e) At all times, both during the period of my employment by the Company and after the termination thereof, I will keep in confidence and trust all information which is not generally available to the public or in the public domain, and I will not use or disclose any such information or anything relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties for the Company.

                  (f) I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and agree I will not enter into, any agreement, either written or oral, in conflict herewith.

                  (g) I represent that execution of this Agreement, my employment with the Company and my performance of my proposed duties to the Company in the development of its business will not violate any obligations I may have to any current or former employer.

                  (h) This Agreement does not require assignment of any inventions which an employee cannot be obligated to assign under Section 2870 of the California Labor Code (hereinafter called "Section 2870"). However, I will disclose any Inventions as required by Section 3(c) hereof regardless of whether I believe the Invention is protected by Section 2870, in order to permit the Company to engage in a review process to determine such issues as may arise. Such disclosure shall be received in confidence by the Company. Section 2870 provides as follows:

         "Any Provision in an employment agreement which provides that an employee shall assign or offer to assign any of his or her rights in an invention to his or her employer shall not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee's time, and (a) which does not relate (1) to the business of the employer or (2) to the employer's actual or demonstrably anticipated research or development, (b) which does not result from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable."

         4. This Agreement shall be effective as of the first day of my employment by the Company.

         5. If any term, provision, covenant or condition of this Agreement shall for any reason be held invalid, void or unenforceable by a court of competent jurisdiction, the rest of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         6. This Agreement shall be governed and construed in accordance with the laws of the State of California.

         7. This Agreement represents my entire understanding with the Company with respect to the subject matter hereof and supersedes all previous understandings, written or oral. This Agreement may be amended or modified only with the written consent of both the Company and me. No oral waiver, amendment or modification shall be effective under any circumstances whatsoever.

         8.  This  Agreement   shall  be  binding  upon  my  heirs,   executors,
administrators and assigns, and me and shall inure to the benefit of the Company and its successors and assigns.

Dated: June 28, 1990

Accepted and Agreed to:  James P. Iuliano//

MOLECULAR DEVICES CORPORATION

By: Greg Sessler//

                                    EXHIBIT C
                          1997 EXECUTIVE BONUS FORMULA



       1997 Product Revenue        - 1 x         1997 Actual Operating Income
    ---------------------------               ----------------------------------
       1996 Product Revenue                      1997 Budget Operating Income

                                     x                Executive Salaries